Exhibit 10.5

8 June 2023

Mr Chris Gerteisen

Dear Chris

CEO AND EXECUTIVE SERVICES AGREEMENT – Update

Further to the CEO and Executive Services Agreement dated 20 April 2022 between Nova Minerals Limited (ACN 006 690 348) (“Company”) and Mr Chris Gerteisen (“Executive”)(“Agreement”).

The Company resolved at the Board Meeting on 22 June 2022 to increase the Executive’s salary as detailed in section 5 and schedule 1 of the Agreement from AUS$21,000 per month to US$21,000 per month effective 1 July 2022. The executives salary will be paid by Alaska Range Resources (Alaska USA).

If all of these matters are acceptable to you, would you please sign the enclosed letter and return it to me. We look forward very much to your on-going participation on the Board and your contribution towards enhancing the performance and growth of the Company.

Yours sincerely

/s/ Louie Simens

Louie Simens

Chairman

Nova Minerals Limited, Suite 602, 566 St Kilda Road, Melbourne, Victoria, 3004, Australia

ACN 006 690 348 Phone +61 2 9537 1238 Email info@novaminerals.com.au

ASX: NVA | OTC: NVAAF | FSE: QM3

www.novaminerals.com.au

EXECUTED by the Parties as a deed.

EXECUTED AS A DEED by NOVA MINERALS	)
LIMITED	)
ACN 006 690 348)
in accordance with section 127 of the Corporations Act 2001 (Cth):	)

/s/ Louie Simens		/s/ Ian Pamensky
Signature of director		Signature of ~~director~~/company secretary (please delete as applicable)

Louie Simens		Ian Pamensky
Name of director		Name of ~~director~~/company secretary (please delete as applicable)

SIGNED, SEALED AND DELIVERED by Chris	)
Gerteisen in the presence of:	)

/s/ Craig Bentley		/s/ Chris Gerteisen
Signature of witness		Signature

Mr Craig Bentley
Name of witness

NOVA MINERALS LIMITED

ACN 006 690 348

(Company)

and

CHRIS GERTEISEN
(Executive)

CEO & EXECUTIVE SERVICES AGREEMENT

THIS AGREEMENT is made the	20th day of April	2022

BETWEEN

NOVA MINERALS LIMITED (ACN 006 690 348) of Suite 602, 566 St Kilda Rd Melbourne VIC 3004 Australia (Company);

AND

CHRISTOPHER GERTEISEN (Executive).

RECITALS

A.	This Agreement records the terms and conditions of the engagement of the Executive by the Company to provide the Services on and from the Effective Date.

B.	The Executive has agreed to be appointed by the Company pursuant to the terms and conditions of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

Agreement means the agreement constituted by this document and includes the recitals.

ASX means ASX Limited (ACN 008 624 691) or the Australian Securities Exchange, as the context requires.

ASX Listing Rules means the listing rules of ASX.

Board means the board of directors of the Company.

Business means the business of the Company (and its Related Bodies Corporate).

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Western Australia.

Confidential Information has the meaning given in clause 7.

Executive Notice Period means the minimum number of months notice required under clause 17.4(a), being as specified in Schedule 1.

Corporations Act means the Corporations Act 2001 (Cth).

Documents includes software (including source code and object code versions), manuals, diagrams, graphs, charts, projections, specifications, estimates, records, concepts, documents, accounts, plans, formulae, designs, methods, techniques, processes, supplier lists, price lists, customer lists, market research information, correspondence, letters and papers of every description, including all copies of and extracts from any of the same.

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Duty means any transfer, transaction or registration duty or similar charge imposed by any Government Authority and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them.

Effective Date means the date provided in Schedule 1.

Engagement means the engagement of the Executive under this Agreement.

Fee means the fee to be paid to the Executive as provided in Schedule 1.

Government Authority means a government or government department, a governmental or semi-governmental or judicial person (whether autonomous or not) charged with the administration of any applicable law.

GST means the tax imposed by the GST Act.

GST Act means the A New Tax System (Goods and Services Tax) Act 1999.

Material Change means a material reduction in the Fee or a material diminution in the responsibilities or powers assigned to the Executive, whether or not accompanied by a reduction in the Fee, excluding any such reduction or diminution arising with the Executive’s consent.

Minimum Average means the minimum average number of hours per week during which the Services must be provided by the Executive pursuant to clause 4, being as specified in Schedule 1.

Moral Rights means the right of integrity (that is, the right not to have a work subjected to derogatory treatment), the right of attribution of authorship, and the right not to have authorship of a work falsely attributed, granted to authors under the Copyright Act 1968 (Cth) or otherwise.

New Opportunity means any new investment or opportunity that comes to the knowledge or awareness of the Executive and which may be complimentary to the Business or otherwise may promote and improve the financial performance of the Company (and its Related Bodies Corporate).

Option means an option to acquire a fully paid ordinary share in the capital of the Company.

Party means a party to this Agreement.

Place of Service means the place at which the Services are to be provided (unless otherwise agreed by the Parties) being as specified in Schedule 1.

Price Sensitive Information means any information which a reasonable person would expect to have a material effect on the price or value of securities of an entity and the expression “material effect on the price or value” will have the meaning given under section 1042D of the Corporations Act.

Related Body Corporate has the meaning given in the Corporations Act.

Review Date means 30 June 2022 and each 12 months thereafter during the continuance of this Agreement.

Services means all services to be provided by the Executive to the Company pursuant to the terms of this Agreement, being as set out in Schedule 1 as amended from time to time in accordance with clause 4.1(b).

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Shareholder means a holder of one or more fully paid ordinary shares in the capital of the Company.

Tax Invoice means a tax invoice as defined in and for the purposes of the GST Act or any document allowing the principal to claim an input tax credit under the GST Act.

Taxable Supply has the meaning given to it in the GST Act.

Term means the term of this Agreement as provided in Schedule 1.

Works means any and all materials (whether or not in electronic or other form) including, without limitation, literary works, dramatic works, musical works, artistic works, cinematographic films, sound recordings, television or sound broadcasts, computer software, and a compilation of any of the aforementioned, prepared, compiled, developed or commissioned in the performance of this Agreement, whether or not in existence at the commencement of the Term.

1.2	Interpretation

In this Agreement unless the context otherwise requires:

(a)	headings are for convenience only and do not affect its interpretation;

(b)	an obligation or liability assumed by, or a right conferred on, 2 or more Parties binds or benefits all of them jointly and each of them severally;

(c)	the expression person includes an individual, the estate of an individual, a corporation, an authority, an association or joint venture (whether incorporated or unincorporated), a partnership and a trust;

(d)	a reference to any Party includes that Party’s executors, administrators, successors and permitted assigns, including any person taking by way of novation;

(e)	a reference to any document (including this Agreement) is to that document as varied, novated, ratified or replaced from time to time;

(f)	a reference to any statute or to any statutory provision includes any statutory modification or re-enactment of it or any statutory provision substituted for it, and all ordinances, by-laws, regulations, rules and statutory instruments (however described) issued under it;

(g)	words importing the singular include the plural (and vice versa) and words indicating a gender include every other gender;

(h)	reference to Parties, clauses, schedules, exhibits or annexures are references to Parties, clauses, schedules, exhibits and annexures to or of this Agreement and a reference to this Agreement includes any schedule, exhibit or annexure to this Agreement;

(i)	where a word or phrase is given a defined meaning, any other part of speech or grammatical form of that word or phrase has a corresponding meaning;

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(j)	a reference to time is to Eastern Standard Time as observed in Melbourne, Victoria;

(k)	where an action is required to be undertaken on a day that is not a Business Day it shall be undertaken on the next Business Day;

(l)	a reference to a payment is to a payment by bank cheque or such other form of cleared funds the recipient otherwise allows in the relevant lawful currency specified free of all withholdings and deductions; and

(m)	a reference to $ or dollar is to the official currency of the Commonwealth of Australia.

2.	ENGAGEMENT

2.1	Engagement

The Company engages the Executive to perform the Services upon the terms of this Agreement and the Executive accepts that engagement.

2.2	Appointment as Executive Director

The Parties agree that the Executive is to be appointed as the Executive Director of the Company on the Effective Date.

3.	TERM

The Engagement will commence on the Effective Date and will continue until the earlier of:

(a)	expiration of the Term; or

(b)	the date this Agreement is validly terminated in accordance with clause 17.

4.	SERVICES

4.1	Services

The Parties agree that:

(a)	the Executive will provide the Services contained in Schedule 1; and

(b)	the Board, acting reasonably and with reasonable prior written notice to the Executive, may modify or add to the Services from time to time.

4.2	General duties

In performing the Services, the Executive:

(a)	shall be directly responsible to the Board, and will report all of their activities to it via the Chairman;

(b)	must discharge their duties as and when required for the Term (unless terminated in accordance with clause 17);

(c)	must comply with any policies and procedures implemented by the Company from time to time;

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(d)	must assume and exercise the powers from time to time vested in the Executive by the Board or any officer or employee authorised by the Board for that purpose and comply in all respects with the reasonable directions and regulations given or made by the Board, or that officer or employee;

(e)	must, subject only to the policies and procedures implemented by the Company from time to time and reasonable directions of the Board, act on their own responsibilities and initiative and exercise all professional judgment as to the manner in which the Services shall be performed;

(f)	must perform the Services for and accept offices in any Related Body Corporate of the Company as the Board may from time to time reasonably require without further remuneration, unless otherwise agreed;

(g)	must use their respective best endeavours to promote, advance and improve the Business and otherwise achieve the corporate objectives of the Company;

(h)	must not accept any payment or other benefit in money or in kind from any person as an inducement or reward for any act in connection with any matter or business transacted by or on behalf of the Company or its Related Bodies Corporate; and

(i)	acknowledge that the Executive may be required (even at very short notice) to travel to other places both within and outside of Australia and USA/ Alaska in the course of the Engagement and the Executive agrees to undertake this travel on behalf of the Company.

4.3	New Opportunities

The Executive must promptly provide full and complete disclosure to the Board of any New Opportunity and allow the Board sufficient time to consider whether or not the Company and/or its Related Bodies Corporate will pursue the New Opportunity.

4.4	Minimum Average

(a)	The Executive covenants that it will work the hours necessary to satisfactorily perform the Services, which hours shall not be less than the Minimum Average.

(b)	The Minimum Average shall be calculated over a 12 month period.

4.5	Statutory compliance

The Executive must comply at its own cost and expense with all statutes, regulations, by-laws, ordinances and orders made thereunder, and the lawful requirements of any public, municipal or other authority, as far as these apply to the Executive in performance of the Services.

4.6	Providing services to a third party

(a)	Subject to clause 9, this Agreement does not prevent or restrict the Executive providing services of any kind to any other person.

(b)	Despite clause 4.6(a), the Executive must not provide services to another person if the provision of those services will be in conflict with the best interests of the Company and its Related Bodies Corporate or may adversely affect the Executive’s ability to provide the Services in accordance with this Agreement.

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4.7	Review

The performance of the Executive in the provision of the Services shall be reviewed by the Board annually or at intervals as the Board may determine.

5.	REMUNERATION

5.1	Executive to receive Fee

In consideration for providing the Services, the Company will pay to the Executive the Fee.

5.2	Fee reviewed annually

(a)	The Fee will be reviewed annually on each Review Date by the Company in accordance with the policy of the Company for the annual review of salaries or fees paid to Executives and directors of the Company (Annual Review).

(b)	The factors which will be considered in the Annual Review of the Fee include without limitation:

(i)	the Executive’s personal competency and performance;

(ii)	the Executive’s achievement of personal development targets and key performance indicators (KPIs);

(iii)	remuneration packages for executives of companies of similar nature and market capitalisation that are listed on the ASX;

(iv)	the Company’s remuneration policy; and

(v)	general conditions and circumstances prevailing in the industry or markets where the Company operates.

(c)	The Executive and the Board will agree KPIs for each year of the Term.

(d)	The KPIs may be varied at any time by mutual agreement between the Executive and the Board.

5.3	Accounting for additional remuneration

(a)	The Executive agrees to account to the Company for any remuneration or other benefit received by the Executive as a director or other officer or shareholder in any company or other body promoted by the Company and its Related Bodies Corporate, unless otherwise specifically determined by the Company.

(b)	In so far as the Executive does not pass on such remuneration or benefit under clause 5.3(a) to the Company that remuneration shall be deemed to constitute part of the Fee as determined by the Company.

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5.4	Entitlements

(a)	The Executive is not entitled to payment by the Company of salary, holiday pay, sick pay, severance pay, long service leave or any other entitlements which an employee has in respect of his or her employment.

(b)	The Executive will be provided with hardware, software and of services required to allow the Executive to complete their duties under this Agreement, such as a laptop and mobile phone.

5.5	Payments

The Executive shall be liable to pay any wages, superannuation, taxes, levies, imposts, deductions, charges, withholdings, payments, contributions and duties imposed by any authorities or laws on any matter relating to or connected with the Fee and the Executive shall indemnify and hold the Company harmless against any liability for the same.

5.6	Place of Service

The Company shall provide for the use of the Executive an office, secretarial assistance, facilities, working conditions and other amenities reasonably required by the Executive to perform their duties in accordance with this Agreement at the Place of Service.

6.	EXPENSES

6.1	Reimbursement

On provision of all documentary evidence reasonably required by the Board (or its nominee), the Company will reimburse the Executive for all reasonable travelling intra/interstate or overseas, accommodation including credit card charges and international transaction fees imposed by banks and credit providers and general expenses incurred by the Executive in the performance of duties in connection with the Business and otherwise in accordance with this Agreement.

6.2	Expenditure

The Executive must obtain prior approval from the Board for capital expenditure in excess of $50,000 in any calendar month.

7.	ACKNOWLEDGMENTS

The Executive acknowledge that:

(a)	all trade and business secrets, and other information and Documents which are not generally known or available or not already known or available to the Executive at the time of disclosure (other than through the Company’s disclosure and without breach of this clause 7) but which relate to the affairs or business of the Company and its Related Bodies Corporate or any person with whom the Executive come into contact as a result of this Agreement, or which come into the Executive’s possession in the course and by reason of the Engagement, whether or not the same were originally supplied by the Company or its Related Bodies Corporate, are confidential (Confidential Information);

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(b)	the Confidential Information has been and will be acquired by the Company or its Related Bodies Corporate at the Company’s or its Related Body Corporate’s initiative and expense; and

(c)	the Company and its Related Bodies Corporate have spent and will spend effort and money in establishing and maintaining its customer base, employee skills and the Confidential Information. Accordingly, it is reasonable that the Executive should enter into the representations and warranties contained in this Agreement and, if the Engagement is terminated, the Executive should continue to be subject to the restrictions set out in clauses 7, 8 and 9.

8.	CONFIDENTIALITY

8.1	Secrecy of Confidential Information

The Executive agree that the Confidential Information is at all times to be treated as secret and undertake to maintain and take all steps necessary to maintain the Confidential Information in strictest confidence.

8.2	Non-disclosure of Confidential Information

The Executive represents and warrants that they will not, either during the Engagement or at any time afterwards except in the proper course of the Executive’s duties under this Agreement or as required by law or by the Company, use or disclose to any person any Confidential Information, and the Executive will use their best endeavours to prevent the unauthorised use or disclosure of Confidential Information by third parties.

8.3	Disclosure to third parties

The Executive agrees that they will require any third party who may be given access to the Confidential Information to maintain that information in the strictest confidence and to procure that they enter into confidentiality agreements with the Company on terms satisfactory to the Company in its reasonable discretion.

9.	DISCOVERIES

9.1	Discoveries

The Executive represents and warrants that they will immediately communicate to the Company any and all literary and other works and subject matter including, without limitation, all works (as those terms are used in the Copyright Act 1968 (Cth)), processes, inventions, improvements, innovations, modifications, designs, discoveries, trade marks and trade secrets however embodied, which they may make either alone or in conjunction with others during the course of, in connection with or arising out of, the Engagement and in any way connected with any of the matters in which the Company has been or is now or hereafter interested during the Engagement (Inventions), whether or not the Inventions are capable of being protected by copyright, letters patent, registered design or other protection (Protection), and the Inventions will thereafter be the sole and exclusive property of the Company.

9.2	Co-operation in obtaining Protection for Inventions

(a)	If and whenever required to do so whether during or after termination of the Engagement, and at the expense of the Company or its nominee, the Executive will apply or join in applying for letters patent or other similar

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Protection in Australia or in any other part of the world for an Invention and will immediately deliver to the Company full particulars concerning the Invention and execute all instruments and do all things necessary for vesting the letters patent or other Protection when obtained, and all right and title to and interest in the same, in the Company or its nominee absolutely and as sole beneficial owner or in such other person as the Board requires.

(b)	The Executive irrevocably appoint the Company to be their attorney in their name and on their behalf to execute any such instrument or thing and generally to use their name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 9.2.

9.3	Information

Without limiting the generality of clause 9.2, the Executive represent and warrant that:

(a)	the Executive will immediately inform the Company of any matter which may come to their notice during the Engagement which may be of interest or of any importance or use to the Company or its Related Bodies Corporate or the Business; and

(b)	the Executive will immediately communicate to the Company any proposals or suggestions occurring to them during the Engagement which may be of service for the furtherance of the business of the Company or its Related Bodies Corporate, whether or not those proposals or suggestions occurred as a result of work performed by the Executive for the Company or otherwise.

10.	PRICE SENSITIVE INFORMATION

10.1	Acknowledgment

The Executive acknowledge that in the course of carrying out the Services they may receive Confidential Information including Price Sensitive Information affecting the Company, the Business and clients of the Business. Any disclosure, communication, use or misuse of Price Sensitive Information may have very serious implications for the Company and for the Executive including in the case of the Executive, contravention of investigation by the Australian Securities and Investments Commission, possible criminal prosecution and possible civil actions against the Executive.

10.2	Termination if breach

The Executive acknowledges that the Company has the right to terminate this Agreement without notice if the Executive disclose, communicate, use or misuse Price Sensitive Information without the prior written consent of the Company except to the extent that the Executive is required by law to disclose, communicate or use it.

11.	INSURANCE

11.1	Executive to maintain insurance

The Executive shall procure and maintain throughout the Term, a worker’s compensation insurance policy covering liability to the Executive under the laws of Australia.

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11.2	Waiver of rights of subrogation

The policy of insurance shall to the extent possible include a waiver by the insurer of rights of subrogation any insured party may have against any other insured party under the policy and an obligation on the insurer to give to the Company at least 30 days prior written notice of alteration to or cancellation or lapse of any policy.

11.3	Separate policies

The insurances referred to in this clause 11 shall be effected with an insurer approved by the Company on terms and conditions acceptable to the Company and the Executive shall provide the Company with a copy of each policy upon request.

12.	MORAL RIGHTS

The Executive:

(a)	warrant to the Company that they have obtained unconditional consents which allow the Company to deal with any Works in any manner the Company sees fit and without restriction, including consents in relation to Moral Rights; and

(b)	irrevocably and unconditionally consent to the Company dealing with any Works in any manner the Company sees fit and without restriction, and waive any Moral Rights the Executive may have in any Works.

13.	INDEMNITY

13.1	By the Executive

The Executive indemnify and keep indemnified the Company and its Related Bodies Corporate against all claims, losses, actions, damages, costs and expenses whether arising from personal injury or death or damage to property or otherwise caused to any person including, but not by way of limitation, employees and other servants or agents of the Executive to the extent caused directly or indirectly by any negligent act or omission, fraud or wilful default or misconduct of the Executive or their sub-contractors or servants in breach of this Agreement.

13.2	Survival of clause

This clause 13 shall survive termination of this Agreement as well as completion of any Services performed under this Agreement.

14.	RELATIONSHIP

14.1	Principal and contractor

The relationship between the Company and the Executive is that of principal and contractor. Nothing in this Agreement shall be taken so as to constitute, between:

(a)	the Company or any of its Related Bodies Corporate; and

(b)	the Executive,

a relationship of partnership, principal and agent, employer and employee or joint venture.

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14.2	No authority

Except where necessary for the provision of the Services, the Executive shall not have any authority to, and shall not bind the Company, to any agreements, or otherwise hold itself, or themselves out to be an agent of the Company, or deal as an agent of the Company. If the Executive is also a director of the Company, nothing in this clause 14 limits the capacity of that Executive to carry out his or her duties in accordance with the powers and authorities conferred on him or her as a director of the Company.

15.	GST LIABILITY

15.1	Taxable Supply

Notwithstanding any provision in this Agreement, this clause 15 covers the GST liabilities of the Parties in relation to a Taxable Supply made by one Party under this Agreement (the Provider) to another Party under this Agreement (the Recipient).

15.2	Obligation

The Recipient must pay to the Provider the amount equal to the amount of any GST the Provider is liable to pay on any Taxable Supply made by the Provider under this Agreement.

15.3	Timing

The Recipient must pay the Provider the amount in respect of GST the Recipient is liable to pay on each Taxable Supply at the same time and in the same manner as the Recipient is obliged to pay for the Taxable Supply provided that the Recipient may withhold payment of any amount in respect of GST until the Provider issues the Recipient with a valid Tax Invoice covering the relevant Taxable Supply.

15.4	Exclusive of GST

Unless specific reference is made, the price for each Taxable Supply provided for by this Agreement, does not include GST.

16.	DELEGATION AND ASSIGNMENT

This Agreement is personal to the Parties and:

(a)	the Executive will not delegate the performance of the duties set out in this Agreement to any employee or agent of the Company without the prior written consent of the Board or any nominee of the Board; and

(b)	this Agreement will not be assigned by any Party without the prior written consent of the other Parties.

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17.	TERMINATION

17.1	Grounds for termination by the Company

The Company may at its sole discretion terminate the Engagement in the manner specified in clause Error! Reference source not found.:

(a)	if at any time the Executive is or goes into liquidation or makes a composition or arrangement with creditors generally or takes advantage of any statute for the relief of insolvent debtors; or

(b)	if at any time the Executive:

(i)	is convicted of any major criminal offence which brings the Executive, or the Company or any of its Related Bodies Corporate into lasting disrepute;

(ii)	commits any serious or persistent breach of any of the provisions contained in this Agreement and, if the breach is capable of remedy, is not remedied within 14 days of the receipt of written notice from the Company to the Executive to do so;

(iii)	in the reasonable opinion of the Board, is absent in, or demonstrates incompetence with regard to the performance of the duties under this Agreement, or is neglectful of the duties under this Agreement or otherwise does not perform the duties under this Agreement in a satisfactory manner;

(iv)	is guilty of any grave misconduct or wilful neglect in the discharge of the duties and the breach is not remedied within 28 days of the receipt of written notice from the Company to the Executive to do so;

(v)	is of unsound mind or under the control of any committee or officer under any law relating to mental health; or

(vi)	is subject of any disqualifying events prescribed in the Company’s Constitution for vacation of office of Directors.

17.2	Termination by the Company

Where the Company decides to terminate the Engagement for a reason specified in clause 17.1, it may do so, for any reason specified in clauses 17.1(a) or 17.1(b), with immediate effect by giving written notice to the Executive effective immediately and without payment of any Fee, other than any Fee accrued to the date of termination.

17.3	Grounds for termination by the Executive

The Executive may at its sole discretion terminate the Engagement in the manner specified in clause 17.4 for the following reasons:

(a)	without cause; or

(b)	within one month of a Material Change.

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17.4	Termination by the Executive

Where the Executive decides to terminate the Engagement for a reason specified in clause 17.3, it may do so in the following manner:

(a)	for the purposes of clause 17.3(a), by giving written notice to the Company that the termination is effective at the end of the Executive Notice Period, unless the Company elects to pay the Executive the equivalent of the Fee that would otherwise have been payable to the Executive over the Executive Notice Period and terminate the Engagement immediately; or

(b)	for the purposes of clause 17.3(b), by giving written notice to the Company that the termination is effective immediately and the Company must pay to the Executive the equivalent of the Fee that would otherwise be payable to the Executive at the effective date of termination under this clause 17.3(b).

17.5	Limited on payments

The Company will not be obliged to make a payment under this clause 17 that exceeds the maximum amount permitted by the ASX Listing Rules or the Corporations Act. In the event Shareholder approval is required before a portion of a payment under this clause 17 is permitted by the ASX Listing Rules or the Corporations Act, the Company would be obliged to pay only the amount it is permitted to pay by the ASX Listing Rules and/or the Corporations Act without prior Shareholder approval, and the balance will only become payable in the event Shareholder approval is obtained. If Shareholder approval is required, the Company will seek such approval at its next Shareholder meeting for which the notice of meeting is despatched following the date of termination of this Agreement, unless otherwise waived by written notice from the Executive.

17.6	Executive to repay amounts owing

Subject to any agreement to the contrary, on termination of the Engagement the Executive will pay or repay to the Company or its Related Bodies Corporate all sums which the Executive then owes the Company and its Related Bodies Corporate, whether those sums are then due to be paid or not.

17.7	Not to prejudice rights

Termination of the Engagement will not prejudice any rights or remedies already accrued to either Party under, or in respect of any breach of, this Agreement.

18.	CONSEQUENCES OF TERMINATION

18.1	Deliver up all property

On termination of the Engagement, however occurring, the Executive must immediately:

(a)	deliver up to the Company all property belonging to the Company or any of its Related Bodies Corporate which is in the Executive’s custody, control or possession, including without limiting the foregoing, the Company’s Documents; and

(b)	destroy all electronically stored information which is the property of the Company.

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Upon request by the Company, the Executive must provide written confirmation that this clause 18.1 has been complied with.

18.2	Resignation from offices

On termination of the Engagement, however occurring, the Executive, at the request of the Company, will resign without claim for compensation, fees, entitlements, loss of office or otherwise, from any office held by them respectively with the Company or with any Related Body Corporate of the Company. If the Executive fails to comply with this clause 18.2, the Company is irrevocably authorised to appoint another person in its name and on its behalf to execute all documents and to do all things requisite to give effect thereto.

18.3	No representations

After termination of the Engagement, however occurring, the Executive will not represent themselves as being in any way connected with or interested in the business of the Company or any of its Related Bodies Corporate.

19.	NOTICES

19.1	Notices in writing

Each notice authorised or required to be given to a Party shall be in legible writing and in English addressed to the Party’s address set out in clause 19.2 (or such other address nominated in accordance with clause 19.3).

19.2	Initial address of Parties

The initial address of the Parties shall be as follows:

Party	Address	Attention

Company	Suite 602, 566 St Kilda Rd	Board of
	Melbourne VIC 3004	Directors
Australia

Executive		Chris Gereisen

19.3	Change of Address

Each Party may from time to time change its address by giving notice pursuant to clause 19.1 to the other Parties.

19.4	Receipt of notice

Any notice given under this Agreement will be conclusively deemed to have been received:

(a)	in the case of personal delivery, on the actual day of delivery;

(b)	if sent by mail, two (2) Business Days from and including the day of posting;

(c)	if sent by facsimile, when a facsimile confirmation receipt is received indicating successful delivery; or

(d)	if sent by e-mail, when a delivery confirmation report is received by the sender which records the time that the e-mail was delivered to the addressee’s e-mail address (unless the sender receives a delivery failure notification indicating that the e-mail has not been delivered to the addressee), but if the delivery or receipt is on a day that is not a Business Day or is after 5:00 pm (addressee’s time) it is regarded as received at 9:00 am on the following Business Day.

20.	FURTHER ASSURANCE

Each Party shall sign, execute and do all deeds, acts, documents and things as may reasonably be required by the other Parties to effectively carry out and give effect to the terms and intentions of this Agreement.

21.	ENTIRE AGREEMENT

This Agreement shall constitute the sole understanding of the Parties with respect to the subject matter and replaces all other agreements and understandings with respect thereto.

22.	SEVERANCE

If any provision of this Agreement is invalid and not enforceable in accordance with its terms, all other provisions which are self-sustaining and capable of separate enforcement without regard to the invalid provision, shall be and continue to be valid and forceful in accordance with their terms.

23.	VARIATION

No modification or alteration of the terms of this Agreement shall be binding unless made in writing dated subsequent to the date of this Agreement and duly executed by the Parties.

24.	NO WAIVER

Without limiting any other provision of this Agreement, the Parties agree that:

(a)	failure to exercise or enforce, or a delay in exercising or enforcing, or the partial exercise or enforcement of, a right, power or remedy provided by law or under this Agreement by a Party does not preclude, or operate as a waiver of, the exercise or enforcement, or further exercise or enforcement, of that or any other right, power or remedy provided by law or under this Agreement;

(b)	a waiver given by a Party under this Agreement is only effective and binding on that Party if it is given or confirmed in writing by that Party; and

(c)	no waiver of a breach of a term of this Agreement operates as a waiver of another breach of that term or of a breach of any other term of this Agreement.

25.	DUTY AND COSTS

25.1	Duty

All Duty assessed on or in respect of this Agreement shall be paid by the Company.

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25.2	Legal costs

Each Party shall bear their own legal costs of and incidental to the preparation, negotiation and execution of this Agreement.

26.	TIME

Time shall be of the essence in this Agreement in all respects.

27.	APPROVALS AND CONSENTS

If the doing of any act, matter or thing under this Agreement is dependent on the approval or consent of any Party, that Party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion, unless this Agreement expressly provides otherwise.

28.	CUMULATIVE RIGHTS AND REMEDIES

Except as expressly provided in this Agreement, the rights of any Party under this Agreement are in addition to and do not exclude or limit any other rights or remedies of that Party provided by law.

29.	COUNTERPARTS

This Agreement may be executed in any number of counterparts each of which shall be deemed for all purposes to be an original and all such counterparts taken together shall be deemed to constitute one and the same instrument. No such counterpart shall be effective unless at least one counterpart has been duly executed by or on behalf of each Party and been delivered to the other Parties (including by way of email in PDF format).

30.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the law from time to time in the State of Victoria and the Parties agree to submit to the non-exclusive jurisdiction of the courts of Victoria and the courts which hear appeals therefrom.

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SCHEDULE 1 – DETAILS

1.	Effective Date (clauses 1.1 and 3)

The date the Executive is appointed as Executive Director of the Company.

2.	Term (clauses 1.1 and 3)

From the Effective Date until this Agreement is terminated in accordance with its terms.

3.	Services (clauses 1.1 and 4)

The services to be provided to the Company by the Executive include:

(a)	managing performance of the Business;

(b)	implementing strategic duties of the Managing Director and tactical plans and managing operational functions delivering to achieve the Company’s goals and outcomes in accordance with the requirements of any budget or business plan approved objectives agreed by the Board (or its nominee);

(c)	formulating strategies to promote and improve the financial performance of the Company; and

(d)	the services of the Executive Director set out in Schedule 2. The Executive will assume the role of Executive Director of the Company.

4.	Minimum Average (clauses 1.1 and 4.4) 38 hours per week.

5.	Fee (clauses 1.1 and 5.1)

A$252,000 per annum (exclusive of GST), which sum shall accrue daily on and from the Admission Date and is payable monthly in arrears, unless otherwise agreed by the Company and the Executive.

The above amount is inclusive of all taxes.

6.	Place of Service (clauses 1.1 and 5.6) Alaska, United States.

7.	Executive Notice Period (clauses 1.1 and 17.4)

12 months written notice of Termination shall be required by either party to terminate this agreement, unless agreed otherwise by the Board.

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SCHEDULE 2 – SERVICES OF EXECUTIVE DIRECTOR

The specific duties of the Executive Director include:

(a)	managing the business of the Company and its Related Bodies Corporate including, without limitation, implementing strategic and tactical plans and managing operational functions to achieve the Company’s values, goals and outcomes; review and initiate continuous improvement in support and administrative functions; implement employment policies and development of an effective and valued performance management framework;

(b)	using best endeavours to achieve the corporate values and objectives of the Company and its Related Bodies Corporate;

(c)	performing the services under this Agreement and using best endeavours to ensure that the Business of the Company is conducted in accordance with the policies, procedures and/or directions as notified from time to time by the Board to the Executive Director, including in accordance with the requirements of any approved budget or business plan;

(d)	complying with the reasonable directions of the Board from time to time including to undertake any activity for the benefit of the Company;

(e)	formulating strategies to promote and improve the financial performance of the Company;

(f)	advising the Board in relation to all relevant issues affecting the Company and its performance, including, without limitation, relevant corporate governance issues;

(g)	ensuring the proper implementation of the Company’s policies, procedures and systems;

(h)	developing new opportunities and expanding the Company’s current activities and market share;

(i)	supervising and implementing appropriate financial controls and accounting procedures, and the preparation of financial statements;

(j)	managing subordinate staff;

(k)	retaining specialist Executives and advisers; and

(l)	endeavouring to minimise the Company’s exposure to risk.

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EXECUTED by the Parties as an agreement.

EXECUTED by NOVA MINERALS LIMITED ACN	)
006 690 348)
in accordance with section 127 of the	)
Corporations Act 2001 (Cth):	)
)

/s/ Craig Bentley		/s/ Ian Pamensky
Signature of director		Signature of director/company secretary

Craig Bentley		Ian Pamensky
Name of director		Name of director/company secretary

*please delete as applicable

SIGNED by CHRIS GERTEISEN in the	)
presence of:	)

/s/ Chris Gerteisen

/s/ Latsamy Phiafongsamouth
Signature of witness		Signature

Name of witness

Latsamy Phiafongsamouth

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